Exhibit 4.14

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

          THIS AMENDMENT NO. 1 (this “Amendment”) is dated as of November 30, 2012, among FLAGSTONE REINSURANCE HOLDINGS (BERMUDA) LIMITED, a Bermuda exempted company (the “Successor Company”) and the Noteholders named herein.

W I T N E S S E T H :

          WHEREAS, Flagstone Reinsurance Holdings Limited, a Bermuda exempted company (the “Predecessor Company”), and Merrill Lynch International (the “Purchaser”) have heretofore executed and delivered that certain Note Purchase Agreement, dated as of August 23, 2006 (including all annexes, exhibits and schedules thereto, the “Note Purchase Agreement”), pursuant to which the Predecessor Company issued and sold to the Purchaser €13,000,000 aggregate principal amount of Floating Rate Deferrable Interest Subordinated Notes due 2036 (the “Securities”);

          WHEREAS, on May 17, 2010, the Predecessor Company changed its place of incorporation from Bermuda to Luxembourg in a redomestication (the “Redomestication”) and the Predecessor Company thereby discontinued its existence as a Bermuda exempt company and continued its existence as Flagstone Reinsurance Holdings, S.A., a Luxembourg société anonyme (the “Company”);

          WHEREAS, as a result of the Redomestication, the Company succeeded to and possessed all of the rights, privileges, powers and franchises of the Predecessor Company and subject to all of the restrictions, disabilities and duties of the Predecessor Company, including all of the obligations of the Predecessor Company under the Securities and Note Purchase Agreement;

          WHEREAS, on the date hereof, the Company will merge with and into the Successor Company, with the Successor Company as the survivor (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of August 30, 2012, among the Company, the Successor Company, Validus Holdings, Ltd., a Bermuda exempted company, and Validus UPS, Ltd., a Bermuda exempted company (the “Merger Agreement”);

          WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Successor Company will assume all of the obligations of the Company under the Note Purchase Agreement and the Securities;

          WHEREAS, Section 11 of the Note Purchase Agreement provides, in part, that the Note Purchase Agreement, including the Schedules and the Securities, may not be modified, amended, altered or supplemented, except upon prior written consent of the Holders of at least a majority of the Outstanding Securities (the “Consent”);

          WHEREAS, the Successor Company has requested that the Noteholders amend certain provisions of the Note Purchase Agreement on the terms and conditions set forth in this Amendment;

          WHEREAS, the Successor Company, pursuant to Section 12 of Schedule 2 to the Note Purchase Agreement, has delivered to the Holders, or caused to be delivered to the Holders on its behalf, an Opinion of Counsel and an Officers’ Certificate, dated as of the date hereof, stating that the Merger complies with Section 12 of Schedule 2 to the Note Purchase Agreement, as amended hereby, and that all conditions and covenants provided for in the Note Purchase Agreement, as amended hereby, relating to the Merger have been complied with; and

          WHEREAS, all things necessary (a) to ratify the succession under the Note Purchase Agreement of the Predecessor Company to the Company, (b) to authorize the assumption by the Successor Company of the Company’s obligations under the Note Purchase Agreement and (c) to make this Amendment when executed by the parties hereto a valid and binding amendment of the Note Purchase Agreement have been done and performed.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Note Purchase Agreement.

2. Ratification of Company Succession. The Noteholders hereby ratify the succession under the Note Purchase Agreement of the Predecessor Company to the Company pursuant to the Redomestication.

3. Successor Company Assumption of Obligations. The Successor Company hereby expressly assumes, from and after the date hereof, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Note Purchase Agreement on the part of the Company to be performed or observed.

4. Successor Company Succession and Substitution. The Successor Company, from and after the date hereof, by virtue of the aforesaid assumption and the delivery of this Amendment, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Purchase Agreement, and the Company shall be discharged from all obligations and covenants under the Note Purchase Agreement and the Securities.

5. Representations and Warranties. The Noteholders hereby represent and warrant that they collectively hold a majority of the Outstanding Securities.

6. Amendments to Note Purchase Agreement.

          (a) Section 11 of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          Section 11. Amendments. Except as otherwise provided in Section 12 of Schedule 2 to this Note Purchase Agreement, this Note Purchase Agreement, including the Schedules, and the Securities, may not be modified, amended, altered or supplemented without the prior written consent of the Holders of at least a majority of the Outstanding Securities.

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          (b) Section 13 of this Note Purchase Agreement is hereby amended by deleting the third and fourth sentences of such Section, which shall be replaced with the sentence: “Except as otherwise provided by Section 12 of Schedule 2, none of the rights or obligations of the Company under this Note Purchase Agreement may be assigned without the prior written consent of the Holders of at least a majority of the Outstanding Securities.”

          (c) Section 12(a)(i) of Schedule 2 to the Note Purchase Agreement is hereby amended by (i) adding “, Luxembourg” after the phrase “the Cayman Islands” and by deleting the phrase “the successor shall expressly assume by note purchase agreement substantially and substantively in the same form as this Note Purchase Agreement”, which shall be replaced with the phrase “the successor shall expressly assume by an amendment hereto.”

7. Effectiveness and Operativeness. By executing this Amendment, each of the Noteholders shall be deemed to have delivered their Consent to this Amendment. This Amendment shall be deemed to have become effective, and the provisions provided for in this Amendment shall be deemed to have become operative, immediately upon consummation of the Merger, provided, that:

          (a) the Noteholders shall have executed one or more counterparts of this Amendment and shall have received a counterpart of this Amendment executed by the Successor Company; and

          (b) the Noteholders shall have received the Officers’ Certificate and Opinion of Counsel described in the recitals of this Amendment.

8. Ratification. Except as expressly amended hereby, the Note Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Note Purchase Agreement for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

9. Applicable Law. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

10. Counterparts. The parties hereto may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

11. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FLAGSTONE REINSURANCE HOLDINGS (BERMUDA) LIMITED

By:	/s/ David A. Brown

Name: David A. Brown
Title: Director

[Signature Page to Amendment No. 1]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Dekania Europe CDO II, plc, as a Noteholder

By: Dekania Capital Management, LLC

By:	/s/ Daniel G. Cohen

Name: Daniel G. Cohen
Title: President

Dekania Europe CDO III, plc, as a Noteholder

By: Cohen & Company Financial, LTD

By:	/s/ Daniel G. Cohen

Name: Daniel G. Cohen
Title: Director

[Signature Page to Amendment No. 1]